As filed with the Securities and Exchange Commission on November 3, 2003
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933
                             ----------------------
                          FIRST MIDWEST FINANCIAL, INC.
                  (Exact name of Registrant as specified in its
                                    charter)

                      Delaware                     42-1406262
              (State or other jurisdiction     (I.R.S. Employer
          of incorporation or organization)     Identification No.)

                                  Fifth at Erie
                              Storm Lake, IA 50588
                                 (712) 732-4117
                            (712) 732-7105 facsimile
                    (Address of Principal Executive Offices)

            FIRST MIDWEST FINANCIAL, INC. 2002 OMNIBUS INCENTIVE PLAN
                            (Full title of the plan)

                                 James S. Haahr
                             Chief Executive Officer
                          First Midwest Financial, Inc.
                                  Fifth at Erie
                              Storm Lake, IA 50588
                                 (712) 732-4117
                            (712) 732-7105 facsimile
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             With copies to each of:

            Donald J. Winchell                        Jeffrey M. Werthan
          Chief Financial Officer               Katten Muchin Zavis Rosenman
                 Fifth at Erie                 1025 Thomas Jefferson Street, NW
           Storm Lake, IA 50588                       East Lobby, 7th Floor
                                                       Washington, DC 20007


                         CALCULATION OF REGISTRATION FEE


Title of each class of                             Proposed maximum        Proposed maximum
securities to be          Amount to be            offering price per      aggregate offering          Amount of
registered                registered (1)               share (2)                price             registration fee
----------                --------------               ---------                -----             ----------------
Common Stock
$0.01 par value           200,000                        $22.26                 $4,452,000                $360.17

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the First Midwest Financial, Inc. 2002 Omnibus Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options or stock grants issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act of 1933"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding grants or options, the fee is calculated on the basis of the price at which the options or grants may be exercised, and
(ii) in the case of shares of Common Stock for which options have not yet been granted, and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on October 28, 2003.

                                EXPLANATORY NOTE
                                ----------------

In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

The following documents, filed by the Registrant with the Commission, are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed with the Commission on December 27, 2002;

     (b) The Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on December 18, 2002;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the Commission on August 14, 2003;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003;

     (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002, filed with the Commission on February 14, 2003;

     (f) The Registrant's Current Report on Form 8-K, filed with the Commission on October 27, 2003;

     (g) The Registrant's Current Report on Form 8-K, filed with the Commission on October 8, 2003;

     (h) The Registrant's Current Report on Form 8-K, filed with the Commission on July 21, 2003;

     (i) The Registrant's Current Report on Form 8-K, filed with the Commission on July 8, 2003;

     (j) The Registrant's Current Report on Form 8-K, filed with the Commission on June 26, 2003;

     (k) The Registrant's Current Report on Form 8-K, filed with the Commission on April 29, 2003;

     (l) The Registrant's Current Report on Form 8-K, filed with the Commission on January 28, 2003;

     (m) The description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22140) filed with the Commission on July 23, 1993, and all amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
        -------------------------

          Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Katten Muchin Zavis Rosenman of Washington, DC. The fair market value of all securities of the Registrant owned, received or to be received, or subject to options, warrants or rights received or to be received by members of Katten Muchin Zavis Rosenman, including certain members of their families and trusts for their benefit, does not exceed $50,000.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the Directors of the Company who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

          Not applicable.

Item 8. Exhibits.
        --------

The list of exhibits required by this item is submitted in a separate section of this Registration Statement on Form S-8. See "Exhibit Index" beginning on page II-4 of this Registration Statement on Form S-8.

Item 9. Undertakings.
        ------------

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Storm Lake, Iowa on this 3rd day of November, 2003.

                                         FIRST MIDWEST FINANCIAL, INC.

                                         By /s/ James S. Haahr
                                            ---------------------------
                                            James S. Haahr
                                            Chief Executive Officer

                                         By /s/ Donald J. Winchell
                                            ----------------------------
                                            Donald J. Winchell
                                            Chief Financial Officer

Each person whose signature appears below constitutes and appoints James S. Haahr and Donald J. Winchell his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of First Midwest Financial, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date
                                    -----                           ----

/s/ James S. Haahr           Chairman of the Board             November 3, 2003
------------------
James S. Haahr               and Chief Executive Officer
                             (Principal Executive Officer),

/s/ J. Tyler Haahr           President and Chief
------------------           Operating Officer,                November 3, 2003
J. Tyler Haahr

/s/ Donald J. Winchell       Chief Financial Officer           November 3, 2003
----------------------
Donald J. Winchell           (Principal Financial and
                             and Accounting Officer)
                             Senior Vice President
                             Secretary and Treasurer

/s/ E. Wayne Cooley             Director                       November 3, 2003
-------------------
E. Wayne Cooley

/s/ E. Thurman Gaskill          Director                       November 3, 2003
----------------------
E. Thurman Gaskill

/s/ Rodney G. Muilenburg        Director                       November 3, 2003
------------------------
Rodney G. Muilenburg

/s/ Jeanne Partlow              Director                       November 3, 2003
------------------
Jeanne Partlow

/s/ G. Mark Mickelson           Director                       November 3, 2003
---------------------
G. Mark Mickelson

/s/ John Thune                  Director                       November 3, 2003
--------------
John Thune
                                      II-3

                          FIRST MIDWEST FINANCIAL, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


   (4.1) Registrant's Articles of Incorporation as currently in effect, filed on June 17, 1993 as an exhibit to the Registrant's registration statement on Form S-1 (Commission File No. 33-64654), are incorporated herein by reference.

   (4.2) Registrant's Bylaws, as amended and restated, filed as Exhibit 3(ii) to Registrant's Report on Form 10-K for the fiscal year ended September 30, 1998 (Commission File No. 0-22140), are incorporated herein by reference.

   (4.3) Registrant's Specimen Stock Certificate, filed on June 17, 1993 as an exhibit to the Registrant's registration statement on Form S-1 (Commission File No. 33-64654), is incorporated herein by reference.

   (5.1) Opinion of Katten Muchin Zavis Rosenman as to the legality of shares being registered.

   (23.1) Consent of Katten Muchin Zavis Rosenman (included in opinion of counsel filed as Exhibit 5.1).

   (23.2)      Consent of McGladrey and Pullen, LLP.

   (24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

   (99.1) First Midwest Financial, Inc. 2002 Omnibus Incentive Plan (incorporated by reference to the Registrant's The Registrant's Definitive Proxy Statement on Schedule 14A, filed with the
                      Commission on December 18, 2002).


                                             II-4